QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.1a-12
American Bank Note Holographics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
2 Applegate Drive
Robbinsville, New Jersey 08691

August 25, 2005

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, September 22, 2005 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.

        At the meeting you will be asked to elect five directors to our Board of Directors, to approve the adoption of our 2005 Stock Incentive Plan and to ratify our appointment of PricewaterhouseCoopers, LLP as our independent auditors. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

        Thank you for your cooperation.

                      Very truly yours,

                      Kenneth H. Traub
                       President and Chief Executive Officer

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Robbinsville, New Jersey
August 25, 2005

        Notice is hereby given that the Annual Meeting of Stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Thursday, September 22, 2005 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 for the following purposes:

  (1)
  To elect a Board of Directors;

  (2)
  To consider and vote upon a proposal to approve the adoption of our 2005 Stock Incentive Plan;

  (3)
  To ratify our selection of PricewaterhouseCoopers, LLP as our independent auditors for the fiscal year ending December 31, 2005; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        Our only outstanding voting securities are shares of common stock, of which 18,636,969 shares were outstanding at the close of business on August 22, 2005. Stockholders of record at the close of business on August 22, 2005 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 2 Applegate Drive, Robbinsville, New Jersey 08691.

        You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

Mark J. Bonney Secretary

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
2 Applegate Drive
Robbinsville, New Jersey 08691

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, September 22, 2005 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about August 25, 2005.

ABOUT THE MEETING

What is the purpose of the meeting?

        At our annual meeting, stockholders are being asked to act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of five directors, to approve the adoption of our 2005 Stock Incentive Plan and to approve the appointment of PricewaterhouseCoopers, LLP as our independent auditors. In addition, our management will report on our performance during fiscal 2004 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matter that will come before the meeting.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, August 22, 2005, are entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares held on that date at the meeting, or any adjournment thereof.

What are the voting rights of our stockholders?

        On August 22, 2005, there were 18,636,969 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters presented at the annual meeting or adjournments thereof.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,636,969 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 9,318,485 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority.

How do I vote?

        You may vote in person at the meeting or by using the enclosed proxy card. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. If you are a "street name" stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

How do proxies work?

        The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against the adoption of our 2005 Stock Incentive Plan or for or against ratification of our selection of PricewaterhouseCoopers, LLP as our independent auditors.

Can I change my vote after I return my proxy card?

        Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

        Our Board of Directors does not have a nominating committee or committee performing a similar function and does not have a formal written charter addressing the nominations process. Our Board of Directors believes it is appropriate not to have a nominating committee because all of its directors participate in the identification and evaluation of director nominee candidates. Typically, a director nominee candidate will be identified by one of the directors and then presented to the rest of the board for its evaluation and consideration. As permitted by Securities Exchange Commission rules, such director nominee candidates are recommended for the Board of Directors' selection by a majority of the independent directors on the Board of Directors, applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Our Board of Directors will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to our Board of Directors and the Company. Director nominees should have high-leadership business experience, knowledge about issues affecting our business and the ability and willingness to apply sound and independent business judgment.

        Our Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria that the Board of Directors uses to evaluate other potential director candidates. Any stockholder wishing to recommend director candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company at 2 Applegate Drive, Robbinsville, New Jersey 08691, giving the recommended candidate's name, biographical data and qualifications.

        Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely we must receive any nomination of a person for election as a director at the 2006 Annual Meeting at our office at 2 Applegate Drive, Robbinsville, New Jersey 08691 no earlier than March 31, 2006 and no later than April 30, 2006.

What are the Board of Directors' recommendations?

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, the adoption of our 2005 Stock Incentive Plan and ratification of PricewaterhouseCoopers, LLP as our independent auditors. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the Board of Directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the Board of Directors recommends a vote:

  •
  For the election of the nominated directors;

  •
  For the approval of our 2005 Stock Incentive Plan; and

  •
  For the ratification of PricewaterhouseCoopers, LLP as our independent auditors.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

        Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who is soliciting these proxies?

        Our Board of Directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

        Stockholders are urged to complete, sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Who are the largest owners of our common stock?

        As of June 30, 2005 and except as set forth below, we do not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percentage of common stock(1)
Crane & Co., Inc. 30 South Street Dalton, MA 01226	3,387,720	18.2%
Libra Advisors, LLC Libra Associates, LLC Libra Fund, L.P. Ranjan Tandon 909 Third Avenue New York, NY 10022(2)	2,156,000	11.7%
Levy, Harkins & Co., Inc. The Gracy Fund, L.P. Edwin A. Levy Michael J. Harkins 570 Lexington Avenue New York, NY 10022(3)	1,856,150	10.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2005, we had 18,591,969 shares of our common stock outstanding.

(2)
The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on February 14, 2005. Libra Advisors, LLC, the general partner of Libra Fund, L.P., owns 1,832,516 shares of common stock. Libra Advisors, LLC is also the investment adviser of an offshore fund that owns 323,484 shares of our common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 2,156,000 shares. Ranjan Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 2,156,000 shares of common stock beneficially owned by Libra Advisors, LLC.

(3)
The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on July 5, 2005. Levy, Harkins & Co., Inc. ("LHC") is the beneficial owner of 12,700 shares of common stock held in LHC's pension and profit sharing plans and may be deemed the beneficial owner of 1,431,850 shares of common stock held in individual accounts of investment advisory clients of LHC. The Gracy Fund, L.P., a private investment company, is the beneficial owner of 294,500 shares of common stock. Edwin A. Levy and Michael J. Harkins are the sole shareholders of LHC and the sole general partners of The Gracy Fund, L.P. and have shared power to vote or direct the vote of and dispose or to direct the disposition of the 1,739,050 shares beneficially owned or deemed beneficially owned by LHC and beneficially owned by The Gracy Fund, L.P. Mr. Levy individually is the beneficial owner of 117,100 shares of common stock.

How much common stock do our directors and executive officers own?

Name	Aggregate number of shares beneficially owned(1)	Acquirable within 60 days(2)	Percentage of common stock(3)
Kenneth H. Traub	884,375	884,375	4.5%
Salvatore F. D'Amato	367,000	365,000	1.9%
Mark J. Bonney(4)	10,000	10,000	*
Alan Goldstein	194,562	194,562	1.0%
Fred J. Levin	76,200	25,000	*
Douglas A. Crane(5)	3,408,520	20,000	18.3%
Jordan S. Davis(6)	10,000	—	*
All directors and executive officers as a group (7 persons)	4,950,657	1,498,937	24.6%

*
Represents less than 1% of our outstanding common stock

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At June 30, 2005, we had 18,591,969 shares of our common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2005 are deemed outstanding for computing the percentage beneficially owned by the person holding such options.

(2)
Reflects the number of shares that could be purchased by exercise of options outstanding at June 30, 2005 or within 60 days thereafter.

(3)
Based on the number of shares outstanding at June 30, 2005.

(4)
Mr. Bonney resigned from the Company's Board of Directors on June 9, 2005 upon the commencement of his employment with the Company as its Executive Vice President, Chief Financial Officer and Secretary.

(5)
Consists of 800 shares owned by Mr. Crane, 20,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2005 and 3,387,720 shares owned by Crane & Co., Inc., a privately owned corporation that Mr. Crane and his family own. Mr. Crane disclaims beneficial ownership of the shares held by Crane & Co., Inc.

(6)
Mr. Davis became a director of the Company on May 24, 2005.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors Standing for Election

        At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. All five current directors have been nominated for re-election at the meeting for one-year terms. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

        Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the Board of Directors may recommend. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

        The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Kenneth H. Traub	44	1999	Kenneth H. Traub has served as our President and Chief Executive Officer since March 2000 and as a director since April 1999. From February 1999 through March 2000, Mr. Traub served as our President and Chief Operating Officer, and from January 1999 to February 1999 he served as our consultant. Previously, Mr. Traub co-founded Voxware, Inc., a developer of digital speech processing technologies, and served on its Board of Directors from February 1995 to January 1998. Mr. Traub holds an MBA from the Harvard Graduate School of Business Administration and a BA from Emory University.
Salvatore F. D'Amato	76	1999
			Salvatore F. D'Amato has served as our Chairman of the Board of Directors since April 1999 and as a director since March 1999. He was also our Chairman of the Board of Directors and President from 1983 to 1990 and was a consultant for us from time to time between 1990 and April 1999. Mr. D'Amato was President and a director of American Banknote Corporation, our former parent corporation, from 1977 to 1983. Mr. D'Amato holds a Masters degree in Engineering from Columbia University.

Fred J. Levin	42	2000
			Fred J. Levin has served as a director since February 2000. Mr. Levin has been the President and Chief Executive Officer of LGI Network LLC, a market research and information service company, since February 2002. Previously Mr. Levin was the President of the Concord Watch Division of Movado Group, Inc., a manufacturer and marketer of watches, from March 1998 to January 2002. Mr. Levin also served with Movado Group, Inc. as Senior Vice President, International from April 1995 to February 1998. Mr. Levin holds a BS in Industrial Engineering from Northwestern University and an MBA from the Harvard Graduate School of Business Administration.
Douglas A. Crane	45	2000
			Douglas A. Crane has served as a director since June 2000. Mr. Crane has been the Vice President and General Manager of U.S. Currency Products for Crane & Co., Inc., a manufacturer of paper products, since 2004. Previously Mr. Crane was Manager of Currency Paper Manufacturing and U.S. Currency Contract for Crane & Co., Inc., from 2001 to 2004. Mr. Crane also served with Crane & Co., Inc. as Manager of Corporate Strategic Planning from 1998 to 2001. Mr. Crane holds a BS in Biomedical Engineering/Materials Science from Brown University, an MS in Paper Chemistry from the Institute of Paper Science and Technology and an MBA from the Massachusetts Institute of Technology. Mr. Crane was appointed to the Board of Directors pursuant to the Stock Purchase Agreement, dated June 30, 2000, with Crane & Co., Inc. pursuant to which Crane & Co., Inc. has the right to designate one director to the Board of Directors for so long as it owns at least 51% of the shares of common stock it purchased under the Stock Purchase Agreement.
Jordan S. Davis	43	2005
			Mr. Davis has served as a director since May 2005. Mr. Davis has been a Managing Partner of Radius Ventures, a venture capital firm since 1996. Mr. Davis also serves on the boards of directors of Health Language, Inc., Impliant, Inc. and Zettacore, Inc., each portfolio companies of Radius Ventures. Mr. Davis earned an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University in 1986 and a B.A. in Economics from The State University of New York at Binghamton in 1983.

Vote Required

        The five nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

        The following table provides information concerning compensation paid to or earned during 2002, 2003 and 2004 by each individual who served as our chief executive officer or in a similar capacity during 2004 and our other two executive officers during 2004 (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Shares of Common Stock Underlying Options (#)
Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)($)		All Other Compensation (2)($)
Kenneth H. Traub President and Chief Executive Officer	2004 2003 2002	327,818 318,270 309,000	190,000 140,000 145,000	10,560 9,609 9,312	— 200,000 —	6,584 5,973 5,050
Salvatore F. D'Amato Chairman of the Board	2004 2003 2002	196,691 190,962 185,400	85,000 70,000 70,000	13,788 13,788 42,502	— 40,000 —	2,226 2,348 2,449
Alan Goldstein Vice President of Finance(3)	2004 2003 2002	185,761 180,350 175,100	55,000 45,000 40,000	5,820 5,820 6,835	— 40,000 —	3,538 3,248 3,248

(1)
Other Annual Compensation in 2003 and 2004 for Mr. D'Amato and 2002, 2003 and 2004 for Messrs. Traub and Goldstein consisted of the use of automobiles paid for by us. Other Annual Compensation in 2002 for Mr. D'Amato consisted of $12,447 for the use of an automobile paid for by us and $30,055 resulting from our purchase, on his behalf, of the automobile formally leased by us for his benefit.

(2)
All Other Compensation in 2004 includes term life insurance premiums and employer contributions to our 401(k) retirement plan paid by us for Mr. Traub of $4,534 and $2,050, respectively, for Mr. D'Amato of $176 and $2,050, respectively, and for Mr. Goldstein of $1,488 and $2,050, respectively.

(3)
Effective June 9, 2005, Mr. Goldstein became the Vice President of Finance and resigned from his position as Chief Financial Officer and Secretary.

OPTION GRANTS FOR 2004

        We did not grant any options during 2004 to the Named Executive Officers and no options were exercised in 2004 by them.

2004 Year-End Option Values

        The following table sets forth at December 31, 2004 the number of options and the value of unexercised options held by each of the Named Executive Officers in the Summary Compensation Table:

2004 Year-End Option Values

					Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
			Shares of Common Stock Underlying Unexercised Options (#)
	Shares Acquired upon Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth H. Traub	—	—	847,917	127,083	$1,076,949	$282,958
Salvatore F. D'Amato	—	—	365,000	—	$376,394	—
Alan Goldstein	—	—	187,375	25,625	$182,081	$56,138

(1)
Based on the difference between $3.15, which was the closing price per share on December 31, 2004, and the exercise price per share of the options.

Stock Incentive Plans

        On August 4, 2000, we adopted the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan (as amended, the "2000 Plan"), which was subsequently approved by our stockholders at our annual meeting on September 12, 2000. In August 2001, our stockholders approved an amendment to the 2000 Plan increasing the shares available for issuance thereunder by 600,000 to 1,350,000 shares. On July 20, 1998, we adopted the 1998 Stock Incentive Plan (as amended, the "1998 Plan", and collectively with the 2000 Plan, the "Plans"). The Plans were adopted for the purpose of granting various stock incentives to our officers, directors, employees and consultants. Our Board of Directors (or a committee appointed by our Board of Directors) has discretionary authority, subject to certain restrictions, to administer the Plans. The total number of shares reserved for issuance under the Plans are 3,213,000 shares of common stock. Options to purchase 3,049,938 shares of common stock were outstanding under the Plans at June 30, 2005. The exercise price of options granted under the Plans may not be less than 100% of the fair market value of the common stock on the date such option was granted. Options granted under the Plans generally become vested and exercisable for up to either 25% or 33 1/3% of the total optioned shares upon each succeeding anniversary of the date of grant. Generally, the unexercised portion of any option automatically terminates upon the termination of the optionee's employment with us, unless otherwise determined by the Board of Directors; provided however, that any extension shall not extend beyond the expiration of the option, generally ten years. Upon a change in control, outstanding options will generally become fully vested.

        We filed a registration statement on May 24, 2001, on Form S-8 under the Securities Act of 1933, as amended, to register all shares of common stock issuable under the 1998 Stock Incentive Plan, as amended, and the 2000 Stock Incentive Plan.

        We filed a registration statement on April 1, 2002, on Form S-8 under the Securities Act of 1933, as amended, to register 600,000 additional shares of common stock issuable under the 2000 Stock Incentive Plan.

        On August 8, 2005, our Board of Directors unanimously approved the 2005 Stock Incentive Plan, subject to stockholder approval at the Annual Meeting. If Proposal No. 2 is approved by our stockholders, the total number of shares available for issuance under the 2005 Stock Incentive Plan is 1,600,000 shares. The 2005 Stock Incentive Plan was approved by the Board of Directors for the purpose of granting various stock incentives to our officers, directors, employees and consultants. Our Board of Directors (or a committee appointed by our Board of Directors) would have discretionary authority, subject to certain restrictions, to administer the 2005 Stock Incentive Plan, if Proposal No. 2 is approved by our stockholders. The exercise price of options granted under the 2005 Stock Incentive Plan may not be less than 100% of the fair market value of the common stock on the date such option was granted. Generally, the unexercised portion of any option automatically terminates upon the termination of the optionee's employment with us, unless otherwise determined by the Board of Directors; provided however, that any extension shall not extend beyond the expiration of the option, generally ten years. Upon a change in control, outstanding options will generally become fully vested.

What committees has the Board of Directors established?

        Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Audit Committee are currently Jordan Davis (Chairman) and Fred J. Levin. Our Board of Directors has determined that there is no audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Our Board of Directors believes that the current members of our Audit Committee are qualified to serve based on their collective experience and background. All of the members of our Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee's amended and restated charter provides that the Audit Committee shall be comprised of no more than five and no less than three members. Our Audit Committee is currently comprised of only two members. We are currently searching for a qualified candidate to serve on our Audit Committee as its third member.

        The Audit Committee recommends to the Board of Directors the appointment of our independent auditors. The Audit Committee also discusses and reviews, with our independent auditors, the scope and results of the annual audit. During 2004, our Audit Committee met five times.

        Our Board of Directors has established a Compensation Committee. The Compensation Committee advises our Board of Directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our 1998 Stock Incentive Plan and 2000 Stock Incentive Plan. The Compensation Committee is currently composed of Messrs. Levin (Chairman) and Crane. During 2004, our Compensation Committee met two times.

How often did the Board of Directors meet during fiscal 2004?

        During the fiscal year ended December 31, 2004, our Board of Directors met seven times. Each director attended at least 75% of the meetings of the Board of Directors when he was a director.

What is our policy regarding director attendance at annual meetings of stockholders?

        It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. All of our directors attended the 2004 annual meeting of stockholders.

How are directors compensated?

        During 2004, each member of our Board of Directors who is not an employee of the Company received annual compensation of $12,000 for serving on the Board of Directors. Each of these directors also received $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. We also will reimburse directors for any expenses incurred in attending meetings of the Board of Directors and the committees thereof. Upon their initial election to the Board of Directors, each non-employee director is granted options to purchase 25,000 shares of our common stock. These options are exercisable at the fair market value of the common stock on the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully vested and exercisable at the end of the fifth year. In addition, directors may, from time to time, receive additional grants of options to purchase shares of our common stock as determined by our Board of Directors.

        On January 7, 2005 the Board of Directors adopted a policy to increase the compensation paid to directors who are not employees of the Company. Under the new policy, in addition to the compensation described above, each director who is not an employee of the Company will automatically receive an option to purchase 5,000 shares of our common stock at the first meeting of the Board of Directors of each calendar year. Such options are exercisable at the fair market value on the date of the grant and will become vested and exercisable over a period of three years. In addition, the chairman of each committee of the Board of Directors will receive an additional annual fee of $6,000.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors advises our Board of Directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our Stock Incentive Plans. This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Chief Executive Officer Compensation

        The Compensation Committee reviews the compensation arrangements for our Chief Executive Officer at least annually, typically in the fourth and/or first quarter of the fiscal year. In March 2005, we entered into an Amended and Restated Employment Agreement with Mr. Traub, which is described above. In determining whether to enter into the Amended and Restated Employment Agreement with Mr. Traub, and the compensation arrangements thereunder, the Compensation Committee considered the terms of his original employment agreement, as amended, his leadership of the Company, our financial and operational performance during the preceding year, competitive pay practices, and Mr. Traub's individual performance and contributions to us. The Compensation Committee believes that Mr. Traub provides strong leadership to us and has been instrumental in improving our financial, operating and strategic position.

        In making its compensation decisions with respect to Mr. Traub for 2004, the Compensation Committee exercised its discretion and judgment based on the above factors, relying more heavily on qualitative factors compared to quantitative criteria and results. No specific formula was applied to determine the weight of each factor. As part of its review of executive compensation, the Compensation

Committee periodically reviews data on CEO compensation provided by independent compensation consultants. In fiscal 2004, Mr. Traub's salary was $327,818. Mr. Traub was also paid the $25,000 quarterly bonus contemplated under his employment agreement and an additional year-end discretionary bonus of $90,000 based on the Compensation Committee's evaluation of his performance for the year. Pursuant to the Amended and Restated Employment Agreement, Mr. Traub's salary has been increased to $400,000 and the $25,000 quarterly bonus has been eliminated.

The Company's General Compensation Policy for Executive Officers

        The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of performance qualitative and quantitative objectives and goals; and (3) long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our stockholders.

        Factors.    The principal factors (together with the factors specified above with respect to Mr. Traub) that the Compensation Committee considered with respect to each executive officer's compensation for fiscal 2004 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

        Base Salary.    The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and outside the industry and internal and external base salary comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee and the Board of Directors believed appropriate.

        Bonus.    Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him.

        Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a three-year period. Therefore, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with the Company, the size of comparable awards made to individuals in similar positions and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

Internal Revenue Code Limits on the Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2003, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interest of the Company and its stockholders.

The Compensation Committee
Fred J. Levin, Chairman Douglas A. Crane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Messrs. Levin and Crane. Mr. Crane is an employee of Crane & Co., Inc. None of the members of our Compensation Committee is or has been an officer or employee of the Company. No interlocking relationships exist between the Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serve on the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

        We entered into an amended employment agreement with Kenneth H. Traub in March 2005 for an initial term of one year, which renews automatically for successive one year terms, unless we give at least 60 days written notice prior to the end of the current term. The agreement provides for an annual base salary of $400,000 in 2005, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Traub will receive severance equal to two times his annual salary and bonus. Additionally, Mr. Traub is eligible to receive annual bonuses based on the Compensation Committee's assessment of Mr. Traub's performance for the prior year based on agreed-upon performance objectives. The target annual bonus is $100,000 although any actual bonus may be more or less than such amount. In the event of Mr. Traub's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are generally required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of two years following such termination, (2) continue to provide employee benefits to Mr. Traub, and (3) accelerate vesting on any unvested options granted to him. Upon the termination of Mr. Traub's employment by us following a change of control, as defined in the agreement, or Mr. Traub's resignation for good reason following a change in control, we are required to (1) pay him a severance amount equal to two times his annual salary and bonus then in effect (or, if such termination or resignation for good reason is more than one year after such change of control, an amount equal to three times his salary and annual bonus then in effect), (2) accelerate vesting on any unvested options granted under any of our stock option plans or other equity incentive plans and any shares of restricted stock purchased by Mr. Traub, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Traub has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information.

        We entered into an employment agreement with Salvatore F. D'Amato in April 1999 for an initial term of two years, which renews upon mutual agreement for successive one-year terms. As amended, the agreement provides for a base salary of $180,000 per year. Pursuant to the agreement, Mr. D'Amato is eligible to receive bonuses at the discretion of our Board of Directors, with a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the board determines otherwise based on certain factors. In connection with the agreement, we granted to Mr. D'Amato options to purchase up to 175,000 shares of our common stock at an exercise price of $2.50 per share. In the event of Mr. D'Amato's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, we are required to continue to pay his salary then in effect, together with any bonus that may have accrued, for the remainder of his employment term. Upon termination of Mr. D'Amato's employment following a change of control, or Mr. D'Amato's resignation for good reason within one year of a change of control, we are required to pay him an amount equal to his annual salary and bonus. In connection with his employment agreement, Mr. D'Amato agreed not to compete with us during his term of employment and for one year thereafter.

        We entered into an amended employment agreement with Alan Goldstein in June 2005 for a term ending on March 31, 2006 (unless terminated earlier in accordance with the agreement). Pursuant to the amended agreement Mr. Goldstein became our Vice President of Finance and resigned as our Chief Financial Officer and Secretary. As amended, the agreement provides for an annual base salary of $240,000, to be increased by not less than 3% per year in the event the term of Mr. Goldstein's employment is extended beyond March 31, 2006. In the event that (i) prior to March 31, 2006, Mr. Goldstein is terminated by us for any reason other than for cause, as defined in the agreement, (ii) Mr. Goldstein resigns for good reason, as defined in the agreement prior to March 31, 2006 or (iii) the employment term expires on March 31, 2006 (and Mr. Goldstein has not been terminated for cause or resigned other than for good reason), upon execution and delivery to the Company of a general release, Mr. Goldstein shall be entitled to receive his salary and employee benefits for a period of nine months following the end of his employment and Mr. Goldstein's options shall vest immediately upon the expiration of his employment and shall remain exercisable for a two year period. In connection with his employment agreement, Mr. Goldstein agreed not to compete with us during his term of employment and for one year thereafter.

        We entered into an employment agreement with Mark Bonney in June 2005 for an initial term of one year, which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. The agreement provides for an annual base salary of $215,000 and further provides that, if we do not renew his employment agreement, Mr. Bonney will receive severance equal to six months of his current salary payable over the six-month period in accordance with customary payroll practices and we shall continue his employee benefits for such six-month period. Pursuant to the agreement, Mr. Bonney is eligible to receive bonuses at the discretion of our Board of Directors or compensation committee in consultation with our Chief Executive Officer. In connection with the agreement, we granted to Mr. Bonney options to purchase up to 112,500 shares of our common stock at an exercise price of $3.80 per share and extended the terms of options to purchase 30,000 shares of our common stock previously granted to Mr. Bonney in connection with his service as a member of our board of directors. The agreement also provides that we will reimburse Mr. Bonney up to $100,000 in connection with the relocation of his residence in connection with his employment by us. In the event of Mr. Bonney's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement and upon his execution and delivery to us of a general release, we are required to (1) pay him his salary then in effect for a period of six months following such termination or resignation for good reason, (2) continue to provide employee benefits to Mr. Bonney and (3) permit the exercise of options granted under any of our stock option plans or other equity incentive plans which were vested on the termination date for a period of nine months thereafter. Upon termination of Mr. Bonney's employment following a change of control, or Mr. Bonney's resignation for good reason, as defined in the agreement, following a change of control, we are required to (1) pay him a severance amount equal to one and one-half times his annual salary and bonus then in effect (2) accelerate vesting on any unvested options or common stock granted under any of our stock option plans or other equity incentive plans, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Bonney agreed not to compete with us during his term of employment and for one year thereafter.

Other

        On June 30, 2000, we entered into a Stock Purchase Agreement (the "Agreement") with Crane & Co., Inc. ("Crane"). Under the Agreement, we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The Agreement also provides that our Board of Directors and our audit committee of our Board of Directors each be expanded by one position, which was filled by Douglas A. Crane, a representative of Crane (Mr. Crane resigned from our audit committee effective May 1, 2003). The Agreement also provides that, for as long as Crane owns at least 51% of the shares of common stock purchased under the Agreement, Crane shall be entitled to designate one director on the management slate of nominees to our board, and that, should our board be expanded to a number greater than six, then our board shall be expanded by another seat, and Crane shall be entitled to nominate an additional director.

        The Agreement also contains a standstill provision, whereby Crane agreed that, among other things, neither it nor its affiliates, except as otherwise provided for in the Agreement, will acquire more than its current proportionate share of our outstanding securities. The standstill provision also provides that Crane will not offer, sell or transfer any of our voting securities during a tender or exchange offer if such offer is opposed by our Board of Directors. In connection with the transaction, Crane also received the right to cause us to register Crane's shares for public resale and the right to include such shares in any future registration of our securities, subject to certain exceptions.

        During 2000, we entered into agreements with Crane under which we rent factory space and lease employees for our facility in Dalton, MA. For the years ended December 31, 2004, 2003 and 2002, we paid Crane under these agreements $72,000 each year, for the rental of the factory space and $169,000, $162,000 and $151,000, respectively, for the leased employees.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of common stock. Based upon a review of the copies of the filings with the Securities and Exchange Commission and written representations from our executive officers, directors and persons who beneficially own more than 10% of our common stock, we believe that the Section 16(a) filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock in fiscal 2004 were complied with on a timely basis.

CODE OF ETHICS

        We have adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, treasurer, controller, principal accounting officer and other employees performing similar functions. The Code of Ethics for Senior Financial Officers is available on our website. We will satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Code of Ethics for Senior Financial Officers by either filing a Form 8-K or posting this information on our website within five days business days following the date of amendment or waiver. Our website address is www.abnh.com.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendations of our auditors regarding staffing needs, the scope of our annual audits, fees to be paid to our independent auditors, the performance of our independent auditors and our accounting practices. The Audit Committee reviews and discusses its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. All of the members of our Audit Committee are independent within the meaning of Section 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Our Board of Directors has determined that there is no audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Our Board of Directors believes that the current members of our Audit Committee are qualified to serve based on their collective experience and background. Our Board of Directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted a revised written charter on April 28, 2003.

        The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, the independent auditors' quality controls and the continuity of its audit team. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks. Our Audit Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Our Audit Committee reviewed our financial statements with our Board of Directors and discussed with Ernst & Young LLP, our independent auditors during the 2004 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. After reviewing and discussing the financial statements, our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2004.

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee
Jordan S. Davis, Chairman Fred J. Levin

AUDIT FEES

        Ernst & Young LLP, our independent auditors for 2004 and 2003, were paid for audit and other services rendered as set forth below in 2004 and 2003:

	2004 Fiscal Year	2003 Fiscal Year
Audit Fees	Ernst & Young LLP	Ernst & Young LLP
Audit Fees	$245,400	$245,700
Audit-Related Fees	—	—
Tax Fees(1)	2,000	1,250
All Other Fees	—	—

Total Fees for the Year Ended December 31, 2004	$247,400	$246,950

(1)
Tax fees for the 2004 and 2003 pertained to reviews of our federal and state tax returns.

        The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants' independence.

Pre-Approval Policies

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All "Audit Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

PROPOSAL NO. 2
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

        On August 8, 2005, upon the recommendation of the Compensation Committee of our Board of Directors, our Board of Directors unanimously approved the 2005 Stock Incentive Plan (the "2005 Plan"), subject to the approval of our stockholders at the Annual Meeting. The 2005 Plan will become effective if, and only if, it is approved by our stockholders at the Annual Meeting.

        Currently, stock options and, in the case of our 1998 Plan, alternate appreciation rights granted in conjunction with options are the only forms of equity-based compensation allowed under our existing equity compensation plans. In view of recent trends in equity compensation and the pending changes in financial accounting standards applicable to equity-based compensation awards, which, among other things, will require the mandatory expensing of stock options, our Board of Directors and Compensation Committee believe that it is essential for the Company to be able to grant other forms of equity-based compensation in order to continue to attract and retain executives, other key employees, non-employee directors and other service providers of high quality and to implement equity compensation practices that will be cost efficient under the new accounting standards (once implemented) and that remain competitive within the industry. In addition to stock options, the 2005 Plan authorizes a broad range of awards, including:

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, which is a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  deferred stock, which is a contractual commitment to deliver shares at a future date;

  •
  other awards based on shares of common stock, par value $.01 per share, including stock bonuses and dividend equivalents; and

  •
  performance awards, which are awards that are earned by achieving specific performance objectives.

        Our Board of Directors and Compensation Committee therefore view the 2005 Plan as a key part of our compensation program.

        In assessing the recommendation of our Board of Directors, stockholders should consider that our directors and executive officers will be eligible to receive awards under the 2005 Plan and thus may have a substantial interest in the approval of this proposal.

Reasons for Stockholder Approval

        We are submitting the 2005 Plan for approval by our stockholders in order to satisfy certain legal requirements and listing requirements of the Nasdaq National Market. In addition, we regard stockholder approval of the 2005 Plan as desirable and consistent with corporate governance best practices.

        Stockholder approval of the 2005 Plan will enable us to grant stock options that qualify as "incentive stock options" ("ISOs") under the Internal Revenue Code. We are also seeking stockholder approval of the 2005 Plan in order to enable us to make certain awards that are exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code, which provides an annual $1 million limit on the deduction of non-exempt compensation paid to each of the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers").

Description of the 2005 Plan

        The following is a brief description of the material features of the 2005 Plan. This description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

        Shares Available under the 2005 Plan.    A total of 1,600,000 shares of common stock, $.01 par value per share (the "Common Stock") may be issued pursuant to the 2005 Plan, which number is subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. Only the number of shares actually delivered to and retained by award recipients in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2005 Plan. Thus, shares subject to awards under the 2005 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the recipient (or, if previously delivered, returned to the Company by such recipient) will be available for issuance under the 2005 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2005 Plan and shares equal to the number tendered in payment of any exercise price or taxes relating to any such award will also be available for issuance under the 2005 Plan. Shares delivered under the 2005 Plan may be either newly-issued or treasury shares. The closing price of a share of our Common Stock on August 19, 2005, as reported by Nasdaq, was $4.30.

        Per-Person Award Limitation.    The 2005 Plan limits the number of shares that may be covered by awards to any participant in a given calendar year. Under this annual per-person limitation, no person may in any year be granted awards covering more than 50,000 shares, subject to adjustment for stock splits, stock dividends and other extraordinary corporate events.

        Eligibility.    Awards may be granted under the 2005 Plan to any member of our Board of Directors (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates. As of August 19, 2005 approximately 110 persons were eligible to receive awards under the 2005 Plan.

        Administration.    The 2005 Plan will be administered by the Compensation Committee of our Board of Directors or such other committee appointed by our Board of Directors from time to time (the "Committee"), except that our Board of Directors may itself act in place of the Committee to administer the 2005 Plan. Determinations with respect to grants to non-employee directors must be made by our Board of Directors. Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select the persons to whom awards will be made; prescribe the terms and conditions of each award and make amendments thereto; construe, interpret and apply the provisions of the 2005 Plan and of any agreement or other document evidencing an award made under the 2005 Plan and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the 2005 Plan. The Committee is permitted to delegate authority to executive officers for the granting of awards, but any action pursuant to delegated authority will be limited to grants to employees, including officers who are below the executive officer level. The 2005 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.

        Limitation on Repricing.    The 2005 Plan contains a limitation on repricing pursuant to which no repricing (within the meaning of any stock exchange or market on which the shares of Common Stock may then be listed) of any award granted under the 2005 Plan be permitted, without the approval of our stockholders. Adjustments to the price or number of shares subject to an award to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

        Stock Options and SARs.    The Committee is authorized to grant stock options, including ISOs and options that do not qualify as ISOs. SARs may also be granted, entitling the recipient to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the designated "base price" of the SAR. The exercise price of an option and the base price of an SAR will be determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The Committee will determine the term of each option and SAR, but the maximum term of each option and SAR will be ten years. Subject to this limit, the times at which each will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

        Restricted Stock and Deferred Stock.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the recipient to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Committee).

        Deferred stock gives a recipient the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "stock units," "restricted stock units," "phantom shares" or "performance shares." The Committee will establish any vesting requirements for deferred stock granted for continuing services. Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue unless otherwise determined by the Committee.

        Other Stock-Based Awards.    The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards.

        Performance-Based Awards.    The Committee may also grant performance awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, vested or settleable, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria set forth below for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units, either on an absolute basis or relative to an index:

  •
  revenues on a corporate or product by product basis;

  •
  earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

  •
  net income or net income per common share (basic or diluted);

  •
  return on assets, return on investment, return on capital, or return on equity;

  •
  cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

  •
  economic value created or added;

  •
  operating margin or profit margin; and

  •
  stock price, dividends or total stockholder return.

        These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

        Amendment and Termination of the 2005 Plan; Term of the 2005 Plan.    Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, our Board of Directors, acting in its sole discretion and without further action on the part of our stockholders, may amend the 2005 Plan at any time and from time to time and may terminate the 2005 Plan at any time. Unless earlier terminated, the 2005 Plan will terminate on the tenth anniversary of the date on which it is approved by our stockholders.

        Change in Control of the Company.    The 2005 Plan provides that upon a "change in control" of the Company, each outstanding option and SAR will automatically accelerate and become fully exercisable immediately prior to the change in control and terminate upon the occurrence of the change in control, unless such options or SARs are assumed or continued in full force. In general, a "change in control" of the Company is defined as the consummation of a merger or consolidation in which we are not the surviving corporation or which results in the acquisition of all or substantially all of the Common Stock, the sale or other disposition of all or substantially all of our assets or the approval by our stockholders of a plan of complete liquidation or dissolution of the Company. The Committee, acting in its discretion, may accelerate vesting of restricted stock, deferred stock, other stock-based awards and performance awards, may provide for cash settlement and/or may make such other adjustments to the terms of such awards as it deems appropriate in the context of a Change in Control, taking into account the manner in which outstanding options and SARs are being treated.

Federal Income Tax Implications of the 2005 Plan

        The grant of an option or an SAR will create no federal income tax consequences for the recipient or the Company. A recipient will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the recipient generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the recipient must generally recognize ordinary income equal to the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a recipient's sale of shares acquired by exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the recipient's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A recipient's sale of shares acquired by exercise of an SAR generally will result in capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        We normally can claim a tax deduction equal to the amount recognized as ordinary income by a recipient in connection with an option or SAR, but no tax deduction relating to a recipient's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the applicable ISO holding periods before selling the shares.

        With respect to awards other than options and SARs that result in a transfer to the recipient of shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the recipient generally must recognize ordinary income equal to the fair market value of shares or other property actually received. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a recipient under an award (such as, for example, restricted stock), the recipient generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the recipient, except as discussed below. A recipient may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the recipient subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, with respect to the amount of ordinary income on which he or she previously paid tax.

        Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap under Section 162(m) and therefore remains fully deductible by the company that pays it. Under the 2005 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Plan may or may not qualify depending on the terms of the awards.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to recipients of awards under the 2005 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

        The type, number, recipients, and other terms of such awards which will be made under the 2005 Plan cannot be determined at this time.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2004 with respect to shares of our common stock which may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,073,000	$1.41	274,813
Equity compensation plans not approved by security holders(2)	1,656,000	$2.63	177,000

Total:	2,729,000		451,813

(1)
Represents our 2000 Stock Incentive Plan.

(2)
Represents our 1998 Stock Incentive Plan. Our 1998 Stock Incentive Plan, as amended, was not approved by security holders. See "Stock Incentive Plans" for a complete description of the material features of this plan.

Vote Required

        Approval of the 2005 Plan will require the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, and will not be counted in determining the number of shares necessary for approval. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE COMPANY'S BEST INTEREST AND THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PLAN AT THE ANNUAL MEETING.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        Subject to ratification by the stockholders, our Board of Directors has appointed PricewaterhouseCoopers, LLP as independent auditors to audit our financial statements for the year ending December 31, 2005.

        A representative of PricewaterhouseCoopers, LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries. A representative of Ernst & Young LLP ("Ernst & Young") our independent auditors for the year ended December 31, 2004, is not expected to be present at the annual meeting.

Information Regarding Change of Independent Auditors

        On April 27, 2005, Ernst & Young notified us that it would be resigning as our independent auditors upon completion of their SAS No. 100 review for the quarter ended March 31, 2005. Ernst & Young subsequently completed its SAS No. 100 review and by letter dated May 17, 2005 confirmed its resignation. Ernst & Young advised the Company that it was resigning because of Ernst & Young's resource constraints, and that its resignation was not related to any matter concerning the Company including the Company's selection or application of accounting policies or judgments, the scope of audit, internal controls or integrity of management.

        Ernst & Young audited the Company's financial statements for the Company's two most recent fiscal years ended December 31, 2004.

        During our two most recent fiscal years ended December 31, 2004 and for the period from January 1, 2005 through the date of resignation, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused them to make reference to the subject matter of their disagreement in their report.

        During our two most recent fiscal years ended December 31, 2004 and for the period from January 1, 2005 through the date of resignation, there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission.

        The report of Ernst & Young accompanying the audit for our two most recent fiscal years ended December 31, 2004 did not contain any adverse opinion or disclaimer or opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company provided Ernst & Young with a copy of the above disclosures on May 18, 2005, and requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is attached as exhibit 16.1 to the Form 8-K filed by the Company on May 20, 2005.

        During our fiscal years ended December 31, 2004 and 2003, and through August 1, 2005, neither we, nor anyone acting on our behalf, consulted with PricewaterhouseCoopers, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required

        While stockholder ratification is not required for the selection of PricewaterhouseCoopers, LLP, as the Board of Directors is responsible for selecting our independent auditors, we are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of PricewaterhouseCoopers LLP as our independent auditors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is a quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR SELECTION OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

COMPARATIVE STOCK PERFORMANCE

        The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

        The graph compares our performance from December 31, 1999 through December 31, 2004, against the performance of the Russell 2000 Index and our peer group for the same period. The peer group represented in the graph includes the corporations (other than the Company) that are in the Metal Heat Treating Group and who make up our SIC Code Index, a published index of which our group code is 3398.

COMPARE CUMULATIVE TOTAL RETURN
AMONG AMERICAN BANK NOTE HOLOGRAPHICS, INC.,
RUSSELL 2000 INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        PricewaterhouseCoopers, LLP which was retained on August 1, 2005, will serve in the capacity of independent auditors in the 2005 fiscal year. Please refer to Proposal No. 3, "Ratification of Appointment of Independent Auditors," for more information regarding the appointment of PricewaterhouseCoopers, LLP as our independent auditors. A representative of PricewaterhouseCoopers, LLP is expected to be present at the meeting (either in person or by telephone) where he or she will be available to respond to appropriate questions and have the opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR OUR 2006 ANNUAL STOCKHOLDERS'
MEETING AND OTHER STOCKHOLDER COMMUNICATIONS

Stockholder Proposals

        We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2006 annual meeting of stockholders no later than April 30, 2006 at American Bank Note Holographics, Inc., 2 Applegate Drive, Robbinsville, New Jersey 08691, Attention: Secretary.

Stockholder Communications

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal executive office at 2 Applegate Drive, Robbinsville, New Jersey 08691. Any such communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our stock that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Other Matters

        We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

        Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

By order of the Board of Directors
Mark J. Bonney Secretary

Robbinsville, New Jersey
August 25, 2005

Appendix A

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
2005 STOCK INCENTIVE PLAN

        1.    Purpose.    The purpose of the American Bank Note Holographics, Inc. 2005 Stock Incentive Plan is to establish a flexible vehicle through which the Company can attract, motivate, reward and retain key personnel of the Company and its affiliates through the use of equity-based incentive compensation awards.

        2.    Definitions.    For purposes of the Plan, the following terms shall have the following meanings:

          (a)   "Award" shall mean any Option, SAR, Restricted Stock, Deferred Stock, Performance Award or Other Stock-Based Award granted to a participant under the Plan.

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   "Change in Control" shall mean: (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's outstanding shares of Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) the sale or other disposition of all or substantially all of the Company's assets or (iii) the approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan from time to time. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

          (f)    "Common Stock" shall mean the Company's common stock, par value $0.01.

          (g)   "Company" shall mean American Bank Note Holographics, Inc., a Delaware corporation, and any successor thereto.

          (h)   "Deferred Stock" means a right, granted to a participant under Section 6(e), to receive Common Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

          (i)    "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)   "Fair Market Value" shall mean the fair market value of the Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Common Stock as of any given date shall be the closing sale price per share of Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

          (l)    "Option" means a right, granted to a participant under Section 6(b), to purchase Common Stock at a specified price during specified time periods.

          (m)  "Other Stock-Based Awards" means Awards granted to a participant under Section 6(f).

          (n)   "Performance Awards" means Awards granted to a participant under Section 6(g).

          (o)   "Plan" shall mean this American Bank Note Holographics, Inc. 2005 Stock Incentive Plan, as amended from time to time.

          (p)   "Restricted Stock" means Common Stock granted to a participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

          (q)   "Securities Act" shall mean the Securities Act of 1933, as amended.

          (r)   "Stock Appreciation Right" or "SAR" means a right granted to a participant under Section 6(c).

        3.    Administration.

          (a)    Committee.    The Plan will be administered by the Committee. Notwithstanding the foregoing, the Board will have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors of the Company, and reference herein to the Committee with respect to any such matters will be deemed to refer to the Board.

          (b)    Responsibility and Authority of Committee.    Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Awards will be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

          (c)    Delegation of Authority.    To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.

          (d)    Committee Actions.    A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

          (e)    Limitation on Repricing.    Subject to the provisions of Section 8, in no event shall any repricing (within the meaning of any stock exchange or market on which the shares of Common Stock may then be listed) of Awards granted under the Plan be permitted, without the approval of the stockholders of the Company.

          (f)    Indemnification.    The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

        4.    Eligibility and Certain Award Limitations.

          (a)    Eligibility.    Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.

          (b)    Per-Person Award Limitations.    In each fiscal year during any part of which the Plan is in effect, an eligible person may be granted Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code relating to up to his Annual Share Limit. Subject to adjustment as provided in Section 8 below, an eligible person's "Annual Share Limit" shall equal, in any year during any part of which the eligible person is then eligible under the Plan, 50,000 shares.

        5.    Aggregate Share Limitation.    Subject to adjustment as provided in Section 8 below, the total number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed 1,600,000 shares (the "Authorized Shares"). In determining the number of Authorized Shares available for issuance under the Plan at any time after the Effective Date, the following shares shall be deemed not to have been issued (and will remain available for issuance) pursuant to the Plan: (i) shares subject to an Award that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by the Company from the recipient of an Award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an Award, and (iii) shares withheld or tendered by the recipient of an Award as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with an Award. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock may be issued under the Plan.

        6.    Specific Terms of Awards.

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the participant and terms permitting a participant to make elections relating to his or her Award. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

          (b)    Options.    The Committee is authorized to grant Options to participants on the following terms and conditions:

            (i)    Exercise Price.    The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option.

            (ii)   Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (including, cash, Common Stock, other Awards or awards granted under other plans of the Company or any affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law)), and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to participants.

          (c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to participants on the following terms and conditions:

            (i)    Right to Payment.    A SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the base price of the SAR as determined by the Committee, which base price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

            (ii)   Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, method by or forms in which Common Stock will be delivered or deemed to be delivered to participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.

          (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to participants on the following terms and conditions:

            (i)    Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination, at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan or any Award document relating to the Restricted Stock, a participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

            (ii)   Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

            (iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

            (iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (1) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (2) automatically reinvested in additional Restricted Stock or held in kind, subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

          (e)    Deferred Stock.    The Committee is authorized to grant Deferred Stock to participants, which are rights to receive Common Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

            (i)    Award and Restrictions.    Issuance of Common Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Common Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

            (ii)   Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

            (iii)  Dividend Equivalents.    Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Common Stock covered by an Award of Deferred Stock shall be either (1) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (2) deferred with respect to such Deferred Stock, with the amount or value thereof automatically deemed reinvested in additional Deferred Stock.

          (f)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units and awards designed to comply with or take advantage of other applicable local laws or jurisdictions other than the United States. The Committee shall determine the terms and conditions of such Awards.

          (g)    Performance Awards.    The Committee is authorized to grant Performance Awards to eligible persons on the following terms and conditions:

            (i)    Generally.    The Committee may specify that any Award granted under the Plan shall constitute a Performance Award by conditioning the grant, exercise, vesting or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under this Section 6(g) in the case of a Performance Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

            (ii)   Awards exempt under Section 162(m) of the Code.    If the Committee determines that an Award should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code (other than Options or SARs which otherwise qualify as "performance-based compensation" for purposes of Section 162(m) of the Code), the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished, objective performance goals. The performance goal or goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (ii). One or more of the following business criteria for the Company, on a consolidated basis, and/or, where appropriate, for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; and/or (8) stock price, dividends or total stockholder return. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. All determination by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the award was conditioned have been satisfied.

        7.    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or an affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that Awards (other than Options intended to qualify as "incentive stock options" (as defined in Section 422 of the Code)) and other rights may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. For purposes hereof, "beneficiary" shall mean the legal representatives of the participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a participant's Award upon a participant's death, provided that, if and to the extent authorized by the Committee, a participant may be permitted to designate a beneficiary, in which case the "beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the participant's Award upon such participant's death.

        8.    Capital Changes, Reorganization, Sale.

          (a)    Adjustments upon Changes in Capitalization.    The aggregate number and class of Authorized Shares, the aggregate number and class of shares referenced by the Annual Share Limit, the number and class of shares and the exercise price per share covered by each outstanding Option, the number and class of shares and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding Deferred Stock Award, Performance Award and Other Stock-Based Award, any per-share base or purchase price or target market price included in the terms of any such Award, and any related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

          (b)    Effect of Change in Control on Options and SARs.    Each outstanding Option and SAR at the time of a Change in Control that is not otherwise fully exercisable shall automatically accelerate so that each such Option or SAR shall, at least fifteen (15) days prior to the Change in Control, become fully exercisable (and the Board shall notify each participant of such acceleration at least fifteen (15) days prior to the Change in Control), provided that no acceleration of exercisability shall occur with respect to an outstanding Option or SAR if and to the extent such Option or SAR is, in connection with the Change in Control, to be assumed or otherwise continued in full force or effect by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction. Upon the consummation of the Change in Control, all outstanding Options and SARs shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction. Each Option and SAR which is assumed (or is otherwise to continue in effect) in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the participant upon consummation of such Change in Control had the Option or SAR been exercised immediately prior to such Change in Control, provided the aggregate exercise price of each Option and the aggregate base price for each SAR shall remain the same. The Committee, acting in its discretion, may accelerate vesting of Restricted Stock, Deferred Stock, Other Stock-Based Awards and Performance Awards, provide for cash settlement and/or make such other adjustments to the terms of such awards as it deems appropriate in the context of a Change in Control, taking into account the manner in which outstanding Options and SARs are being treated.

          (c)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

          (d)    Determination of Board to be Final.    All adjustments under this Section 8 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        9.    Tax Withholding.    As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award, the lapse of restrictions on any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award, the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 9 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). Other provisions of the Plan notwithstanding, only the minimum amount of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Common Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

        10.    Amendment and Termination.    Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding award without the written consent of the award recipient.

        11.    General Provisions.

          (a)    Compliance with Law.    The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel to the Company with respect to such compliance.

          (b)    Transfer Orders; Placement of Legends.    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (c)    No Employment or other Rights.    Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or service.

          (d)    Decisions and Determinations Final.    Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

          (e)    Nonexclusivity of the Plan.    No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

        12.    Governing Law.    All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

        13.    Term of the Plan.    The Plan shall become effective on the Effective Date. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Kenneth H. Traub and Mark J. Bonney, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on August 22, 2005, at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on Thursday, September 22, 2005 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2 AND 3.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal No. 1—Election of Directors.
Nominees:
	☐	FOR ALL NOMINEES	( )	Kenneth H. Traub
			( )	Salvatore F. D'Amato
	☐	WITHHOLD AUTHORITY	( )	Fred J. Levin
		FOR ALL NOMINEES	( )	Douglas A. Crane
			( )	Jordan S. Davis
	☐	FOR ALL EXCEPT (See instructions below)
	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)
2.	Proposal No. 2—Approval of our 2005 Stock Incentive Plan
	☐	FOR
	☐	AGAINST
	☐	ABSTAIN

3.	Proposal No. 3—Ratification of the Board of Directors' selection of PricewaterhouseCoopers, LLP as independent auditors.
	☐	FOR
	☐	AGAINST
	☐	ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated	, 2005

Signature

Signature if held jointly

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2

QuickLinks

AMERICAN BANK NOTE HOLOGRAPHICS, INC. 2 Applegate Drive Robbinsville, New Jersey 08691
ABOUT THE MEETING
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS FOR 2004
2004 Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
CODE OF ETHICS
AUDIT COMMITTEE REPORT
AUDIT FEES
PROPOSAL NO. 2 APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMPARATIVE STOCK PERFORMANCE
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR OUR 2006 ANNUAL STOCKHOLDERS' MEETING AND OTHER STOCKHOLDER COMMUNICATIONS
AMERICAN BANK NOTE HOLOGRAPHICS, INC. 2005 STOCK INCENTIVE PLAN